Bausch & Lomb Incorporated

Exhibit 21

Subsidiaries
(as of December 27, 1997)

                                          Jurisdiction Under
Name                                        Which Organized

Bausch & Lomb AG                              Switzerland
Arnette Europe SARL                           France
Arnette Optic Illusions, Inc.                 California
Bausch & Lomb (Australia) Pty. Limited        Australia
Award plc                                     Scotland
Bausch & Lomb (Bermuda) Finance Company, Ltd. Bermuda
Bausch & Lomb (Bermuda) Limited               Bermuda
Bausch & Lomb B.V.                            Netherlands
Bausch & Lomb B.V.B.A.                        Belgium
Bausch & Lomb-Lord (BVI) Incorporated         Virgin Islands
Bausch & Lomb Canada Inc.                     Canada
Charles River BRF, Inc.                       Delaware
Charles River Laboratories Inc.               Delaware
Bausch & Lomb China, Inc.                     Delaware
B&L (China) Investment Company Ltd.           China
115 Clinton Avenue, Inc.                      New York
Cordelia B.V.                                 Netherlands
CR Pharmservices, Inc.                        Massachusetts
Dahlberg, Inc.                                Minnesota
Bausch & Lomb Danmark A/S                     Denmark
Bausch & Lomb Dist Ops S.A.                   Switzerland
Bausch & Lomb Domestic Finance Corp.          Delaware
B&L Domestic Holdings Corp.                   Delaware
Dr. Mann Pharma                               Germany
Bausch & Lomb Espana, S.A.                    Spain
Beijing Bausch & Lomb Eyecare Company, Ltd.   China
Bausch & Lomb Far East Pte.                   Singapore
OY Bausch & Lomb Finland AB                   Finland
Bausch & Lomb Foreign Sales Corporation       Barbados
Bausch & Lomb Foundation, Inc.                New York
Bausch & Lomb France S.A.                     France
Bausch & Lomb Fribourg SA                     Switzerland
Bausch & Lomb GmbH                            Austria
Guangzhou Bausch & Lomb Manufacturing Ltd.    China
Bausch & Lomb Holdings B.V.                   Netherlands
Bausch & Lomb (Hong Kong) Limited             Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong) Limited   Hong Kong
Bausch & Lomb India Limited                   India
BL Industria Otica Ltda.                      Brazil
Bausch & Lomb International, Inc.             New York
B&L International Holdings Corp.              Delaware
Bausch & Lomb InVision Institute, Inc.        Massachusetts
Bausch & Lomb Ireland                         Ireland
Bausch & Lomb IOM S.p.A.                      Italy
B.L.J. Company Limited                        Japan
Killer Loop Eyewear S.p.A.                    Italy
Bausch & Lomb Korea, Ltd.                     Korea
Bausch & Lomb Lamex, Inc.                     Delaware
Madden & Layman, Ltd.                         England
Bausch & Lomb (Malaysia) Sdn. Bhd.            Malaysia
Miracle-Ear, Inc.                             Minnesota
Bausch & Lomb (New Zealand) Limited           New Zealand
Bausch & Lomb Norway A/S                      Norway
Operadora de Contactologia, S.A. de C.V.      Mexico
Bausch & Lomb Opticare, Inc.                  New York
Bausch & Lomb Panama, Inc.                    Panama
Bausch & Lomb Pharmaceuticals, Inc.           Delaware
Polymer Technology Corporation                New York
P.T. Bausch & Lomb Indonesia (Distributing)   Indonesia
P.T. Bausch & Lomb Manufacturing              Indonesia
Bausch & Lomb Puerto Rico, Inc.               Delaware
Bausch & Lomb Realty Corporation              New York
Revo, Inc.                                    Delaware
Revo Europe Limited                           England
RHC Holdings, Inc.                            Delaware
Segrab, Inc.                                  California
Bausch & Lomb Services Corp.                  New York
Sight Pharmaceuticals Incorporated            Delaware
Sight Savers, Inc.                            Delaware
Bausch & Lomb (Singapore) Pte. Ltd.           Singapore
Bausch & Lomb South Africa (Pty.) Ltd.        South Africa
Bausch & Lomb South Asia, Inc.                Delaware
South Asia Management Company Sdn. Bhd.       Malaysia
Spafas, Inc.                                  Delaware
Bausch & Lomb Svenska, AB                     Sweden
Bausch & Lomb Taiwan Limited                  Taiwan
Bausch & Lomb Turkey                          Turkey
Bausch & Lomb U.K. Limited                    England
Bausch & Lomb Venezuela, S.A.                 Venezuela
Wilmington Management Corp.                   Delaware
Wilmington Partners L.P.                      Massachusetts
Windmill Investments N.V.                     Netherlands
Windmill Investors Ltd.                       Bermuda
Windvest I N.V.                               Antilles